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                                                                 EXHIBIT 23(a)

                       [Arthur Andersen LLP Letterhead]





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 24, 1997 included and incorporated by reference in The Standard Products Company's Form 10-K for the year ended June 30, 1997 and to all references to our Firm included in this registration statement.





                                                   /s/ Arthur Andersen LLP




Cleveland, Ohio,
 December 18, 1997.